Exhibit 4(a)

INDIVIDUAL ANNUITY APPLICATION

Send Applications to:
Protective Life Insurance Company		[ Overnight: 2801 Hwy 280 South, Birmingham, Alabama 35223
U. S. Mail: P. O. Box 10648, Birmingham, Alabama 35202-0648
Select Product:	[ ☐ Protective Market Defender II ]	(800) 456-6330 ]
A Single Premium Registered Index-Linked Deferred Annuity

Contract #

PRIMARY OWNER  (If mailing address is a P.O. Box, please provide a physical address in the ‘Remarks’ area.)

Name:			Daytime Phone:

Address:		City:	State:	Zip:

SSN/Tax ID:	DOB:		☐M ☐F Email:

JOINT OWNER  (If applicable.)

Name:			Daytime Phone:

Address:		City:	State:	Zip:

SSN/Tax ID:	DOB:		☐M ☐F Email:

ANNUITANT  (If different from Primary Owner.  Must be a living person.)

Name:			Daytime Phone:

Address:		City:	State:	Zip:

SSN/Tax ID:	DOB:		☐M ☐F Email:

PLAN TYPE:	☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA	☐ Other
(Please choose one.)

PURCHASE PAYMENT: $
[ (Minimum: $25,000) ]

FUNDING SOURCE:	☐ Transfer - $	☐ Cash - $
(Please check all that apply.)	☐ Rollover - $	☐ 1035 Exchange - $
☐ IRA or Roth IRA Contribution - $ for Tax Year

ALLOCATION INSTRUCTIONS:   Use whole percentages to allocate your purchase payment.  Must equal 100%.  Must result in minimum [ $5,000 ] per Strategy selected.

Indexed Strateg[y][ies]:

[ S&P 500®		[ MSCI EAFE®
%	1-Year Term, 0% Floor	%	1-Year Term, 0% Floor
%	[ 1-Year Term, -5% Floor ]	%	[ 1-Year Term, -5% Floor ]
%	[ 1-Year Term, -10% Floor ]	%	[ 1-Year Term, -10% Floor ]
%	[ 1-Year Term, -20% Floor ]	%	[ 1-Year Term, -20% Floor ]
%	[ 1-Year Term, -15% Buffer ] ]	%	[ 1-Year Term, -15% Buffer ] ]

Automatic Annual Rebalance:	☐	Rebalance my Contract Value on each Anniversary using the allocation instructions in effect at that time. (I understand I may cancel this rebalance instruction at any time.)

[ OPTIONAL RETURN OF PURCHASE PAYMENT DEATH BENEFIT

               I elect the optional Return of Purchase Payment Death Benefit for an additional charge. ]

An annuity contract is not a deposit or obligation of, or guaranteed by any bank or financial institution.

It is not insured by the Federal Deposit Insurance Corporation or any other government agency.

SG-RILA-P-1011	[ Protective Market Defender II 4/20 ]

[ IMPORTANT NOTICE

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. ]

REPLACEMENT:

• Will this annuity change or replace an existing life insurance policy or annuity contract?	☐ NO ☐ YES
• Do you currently have a life insurance policy or annuity contract?	☐ NO ☐ YES
(If ‘YES’, please provide the company name and policy or contract number below.)

Company -	Policy or Contract #
Company -	Policy or Contract #
Company -	Policy or Contract #

REMARKS:

NOT INSURED BY ANY GOVERNMENT AGENCY     •     NO BANK GUARANTEE     •    NOT A DEPOSIT

I understand this application will become part of my annuity contract.  I have read the completed application and confirm  the information it contains is true and correct, to the best of my knowledge and belief.  However, these statements are representations and not warranties.  If this application has a Joint Owner, Protective Life may accept instructions from either Owner on behalf of both Owners.

I acknowledge receipt of an “Annuity Buyer’s Guide” and a prospectus describing the [Protective Market Defender II Annuity].

I understand this annuity includes index-linked Strategies and an unlimited market value adjustment.  Strategy gains and losses depend upon the performance of an independent Reference Index, and the Strategy’s Crediting Elements and Downside Protection, but the Contract does not participate directly in any index or stock investment.  I understand that during the withdrawal charge period, withdrawals from the contract that exceed any available free-withdrawal amount are subject to a withdrawal charge.

Application signed at:		on
	(City and State)		(Date)

Owner’s Signature	Joint Owner’s Signature (if applicable)	Annuitant’s Signature (if not an Owner)

Federal law requires the following notice:  We may request or obtain additional information to establish or verify your identity.

Use Administrative Form [ LAD-1225 ] to name or change a beneficiary any time before the death of an owner.

PRODUCER REPORT:

(To prevent delays processing this application, please complete all questions in this section.)

To the best of your knowledge and belief:

• Does this annuity purchase change or replace any existing life insurance policy or annuity contract?	☐ NO ☐ YES
• Does the applicant have any existing life insurance policy(s) or annuity contract(s)?	☐ NO ☐ YES

Type of unexpired government issued photo I.D. used to verify the applicant’s identity?
	(Type)	(Number)

I determined the suitability of this annuity to the applicant’s current financial needs, goals, and situation by asking about the applicant’s financial status, tax status, financial goals and objectives, and other relevant information.

I have accurately recorded the information provided by the applicant(s).  I have not used any written sales materials other than those approved by Protective Life.  I have reasonable grounds to believe the purchase of this annuity is suitable for the applicant(s).

Producer 1 Signature	Producer 1 #		Share	%
Producer 1 Printed Name	Producer 1 Florida Lic. # (if applicable)
Broker/Agency Name	Phone #	Email
Producer 2 Printed Name	Producer 2 #		Share	%

SG-RILA-P-1011	Select Commission Option: A B C	[ Protective Market Defender II 4/20 ]